Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements on Form S-3 (No. 333-122176, No. 333-112436, No. 333-111091, No. 333-107217, No. 333-106070, No. 333-104025, No. 333-89850, No. 333-49285, No. 333-46366 and No. 333-37144) of Onyx Pharmaceuticals, Inc.

(2)	Registration Statements on Form S-8 (No. 333-120324, No. 333-84113 and No. 333-34681) pertaining to the 1996 Equity Incentive Plan of Onyx Pharmaceuticals, Inc.,

(3)	Registration Statement on Form S-8 (No. 333-110469) pertaining to the 1996 Equity Incentive Plan and the 1996 Non-Employee Directors’ Stock Option Plan of Onyx Pharmaceuticals, Inc.,

(4)	Registration Statements on Form S-8 (No. 333-96895 and No. 333-60805) pertaining to the 1996 Equity Incentive Plan and the 1996 Employee Stock Purchase Plan of Onyx Pharmaceuticals, Inc.,

(5)	Registration Statement on Form S-8 (No. 333-64706) pertaining to the 1996 Equity Incentive Plan and the 1996 Non-Employee Directors’ Stock Option Plan of Onyx Pharmaceuticals, Inc., and

(6)	Registration Statements on Form S-8 (No. 333-48146 and No. 333-04839) pertaining to the 1996 Equity Incentive Plan, the 1996 Non-Employee Directors’ Stock Option Plan and the 1996 Employee Stock Purchase Plan of Onyx Pharmaceuticals, Inc.;

of our reports dated March 14, 2005, with respect to the financial statements of Onyx Pharmaceuticals, Inc., Onyx Pharmaceuticals, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Onyx Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Palo Alto, California
March 14, 2005